Exhibit 10.1

To:	Brookfield REIT Operating Partnership L.P.

c/o Brookfield REIT OP GP LLC

250 Vesey Street, 15th Floor

New York, NY 10281

Re:	Subscription Agreement for the Purchase of Class E Units

The undersigned, BUSI II-C L.P. (“Subscriber”), as of November 30, 2021, subscribes for and agrees to purchase Class E Units (as defined in that certain Second Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”) of Brookfield REIT Operating Partnership L.P. (the “Operating Partnership”)), pursuant to the terms and conditions of this subscription agreement (the “Subscription Agreement”).

Subscriber acknowledges that Brookfield REIT OP GP LLC, the general partner of the Operating Partnership (the “General Partner”), will not register the issuance of the Class E Units purchased pursuant to this Agreement (the “Units”) under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from registration contained in the Securities Act and the State Acts, and that the General Partner relies upon these exemptions, in part, because of Subscriber’s representations, warranties and agreements contained in this Subscription Agreement.

Subscriber acknowledges that, prior to executing this Subscription Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the General Partner concerning the financial and other affairs of the Operating Partnership and the terms and conditions of the offering of the Units to which this Subscription Agreement relates, and, to the extent it believes necessary in light of its knowledge of the Operating Partnership’s affairs, Subscriber has asked these questions and received satisfactory answers.

The parties hereto represent, warrant and agree as follows:

1. Subscriber hereby agrees to purchase, upon request of the General Partner, up to an aggregate of $83,000,000 in Units in one or more closings during the period beginning on the date on which this Subscription Agreement is accepted by the General Partner and ending on March 1, 2022. Upon request of the General Partner, Subscriber shall deliver to the Operating Partnership in U.S. dollars by wire transfer a capital contribution in the requested amount (the “Capital Contribution Amount”), in exchange for which the Operating Partnership shall issue to Subscriber a number of Units equal to the Capital Contribution Amount divided by the most recently determined Net Asset Value Per Unit (as defined in the Partnership Agreement).

2. The Units purchased by Subscriber described herein shall be eligible for redemption by the Operating Partnership as set forth in Section 8.5 of the Partnership Agreement; provided, however, that there will be no minimum holding period for the Units held by Subscriber, and Subscriber may request that such Units be redeemed at any time (it being acknowledged and agreed by the parties hereto that the General Partner shall be deemed to have consented to a waiver of the twelve-month holding period set forth in Section 8.5(a) of the Partnership Agreement); provided, further, that in accordance with Section 8.5(f) of the Partnership Agreement, in the case of any redemption of a Unit by the Subscriber prior to the first anniversary of the date on which such Unit was issued to Subscriber, a 2% redemption fee shall apply.

3. Subscriber hereby acknowledges and agrees that any Units that it acquires during the 180-day period preceding the date on which the registration statement registering Brookfield Real Estate Income Trust Inc.’s follow-on public offering of common stock, par value $0.01 per share (the “Offering”), was required to be filed with the Financial Industry Regulatory Authority, Inc. (“FINRA”), through the 60-day period following the final closing of such public offering (such Units, the “Subject Securities”) will be subject to the restrictions set forth herein for a period of 180 days from the date of commencement of sales in such public offering (the “Lock-Up Period”). During such Lock-Up Period, the undersigned will not (i) sell, transfer, assign, pledge, or hypothecate the Subject Securities, or (ii) engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Subject Securities. Notwithstanding the foregoing, Subscriber may (x) transfer the Subject Securities to any member of FINRA that is participating in the Offering or such member’s officers or partners, registered persons or affiliates, provided that all transferred securities remain subject to the lock-up restrictions set forth herein for the remainder of the Lock-Up Period; or (y) transfer or sell the Subject Securities back to the Operating Partnership in a transaction exempt from registration with the Securities and Exchange Commission.

4. Subscriber has carefully read this Subscription Agreement and, to the extent it believes necessary, has discussed with its counsel the representations, warranties and agreements that it makes by signing this Subscription Agreement.

5. Subscriber is purchasing the Units for its own account, with the intention of holding the Units for investment and with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Units. Subscriber will not make any sale, transfer or other disposition of the Units without registration under the Securities Act and the State Acts unless an exemption from registration is available under the Securities Act and the State Acts.

6. Subscriber is familiar with the business in which the Operating Partnership is engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is agreeing to undertake in this Subscription Agreement; it is fully aware of the problems and risks involved in making investments of this type; and it is capable of evaluating the merits and risks of such investments.

7. Subscriber is an “accredited investor” as defined in Regulation D under the Securities Act. The investments that Subscriber is agreeing to undertake in this Subscription Agreement correspond with the nature and size of its present investments and net worth, and Subscriber can financially bear the economic risk of such investments, including the ability to afford holding the Units for an indefinite period and to afford a complete loss of such investments.

8. Subscriber acknowledges and agrees that for so long as it owns the Units it shall be admitted as a Limited Partner of the Partnership and that, except as set forth in this Subscription Agreement, the terms and provisions of the Partnership Agreement shall apply to Subscriber and the Units.

9. The principal office of Subscriber is located at 250 Vesey Street, 15th Floor, New York, New York 10281.

10. Subscriber understands as follows:

10.1 The current facts surrounding the investments contemplated herein do not satisfy conditions under Rule 144 under the Securities Act (“Rule 144”) that would permit Subscriber to resell the Units under Rule 144; the nature of the Operating Partnership’s business and the conditions under Rule 144 make it unlikely that facts will ever exist to satisfy the conditions that would permit Subscriber to resell the Units under Rule 144; even if satisfaction of the conditions under Rule 144 should occur, Subscriber may resell the Units in reliance upon the provisions of Rule 144 only in limited amounts and in accordance with the other terms and conditions of Rule 144; and in connection with any resale of the Units by Subscriber that Rule 144 does not permit, Subscriber must comply with some other applicable registration exemption.

10.2 The Operating Partnership has no obligation to register the Units or to comply with the conditions of Rule 144 or to take any other action necessary in order to make available any exemption for the resale of the Units without registration.

10.3 The Operating Partnership will not issue physical certificates for the Units. Instead, the Units will be recorded on the books and records of the Operating Partnership.

10.4 The representations made by Subscriber herein shall be continuing and must be valid as of the date on which each capital contribution is made by Subscriber. If there is any material change to the facts or circumstances underlying the representations made by Subscriber herein such that the representations would become false, inaccurate or misleading, Subscriber shall promptly notify the General Partner of such material change.

11. The parties hereto agree as follows:

11.1 This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the conflict of laws provisions therein.

11.2 This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in a writing signed by both parties.

11.3 This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. The parties hereto may not assign any of their respective rights or interests in and under this Subscription Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be void and without effect.

11.4 If any part of this Subscription Agreement is held by a court of competent jurisdiction to be unenforceable, illegal or invalid, the balance of this Subscription Agreement shall remain in effect and unaffected by such unenforceability, illegality or invalidity.

IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of the day and year first above written.

BUSI II-C L.P.

By:	/s/ Melissa Lang
Name:	Melissa Lang
Title:	Senior Vice President and Secretary

ACCEPTED, as of the 30th day of November, 2021, by

BROOKFIELD REIT OPERATING PARTNERSHIP L.P.

By:	Brookfield REIT OP GP LLC, its general partner

By:	Brookfield Real Estate Income Trust Inc., its sole member

By:	/s/ Michelle L. Campbell
Name:	Michelle L. Campbell
Title:	Secretary

Signature Page to Subscription Agreement